John Hancock

Service Office:
Life New Business
30 Dan Rd, Suite 55765
Canton, MA 02021-2809

Application For Individual Life Insurance

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
(hereinafter referred to as The Company)

If applying for Survivorship Coverage, please also complete *Survivorship Supplement for Second Life NB5211*.
Print and use black ink. Any changes must be initialed by the Proposed Insured and the Policy Owner.

IMPORTANT NOTICE: Your application is a critical source of information for consideration of your request for insurance coverage. Therefore:

- We strongly urge you to be complete and accurate in your responses so that we may provide you with the best coverage we can.
- If we determine that your answers on this application are incorrect, incomplete, or untrue, it will delay your application, and The Company may have the right to deny benefits or terminate coverage.

SECTION A: Proposed Insured

1. Name FIRST JOHN MIDDLE M. LAST DOE

2. Sex ☒ Male ☐ Female

3. Date of Birth MONTH O C T DAY 0 4 YEAR 1 9 7 1

4. Place of Birth ANYTOWN STATE/COUNTRY USA

5. Social Security Number 1 2 3 4 5 6 7 8 9

6. Driver's License Number/State 1234567890 AS

7. Citizenship ☒ US ☐ Non US - Country of Citizenship ______
Type of Green Card/VISA ______

8. Primary Residence STREET ADDRESS 1999 MARCH STREET CITY ANYTOWN, STATE ANYSTATE ZIP CODE 12345

9. Telephone Numbers PERSONAL 905 123-4567 BUSINESS 905 234-5678

10. Email Address johndoe@hotmail.com — *Your email is required so we may communicate with you about your policy online*

11. Occupation
☒ Job/Duties COMPANY PRESIDENT Employed by ABC COMPANY
☐ Student ☐ Homemaker ☐ Unemployed ☒ Retired ☐ Other ______

12. Are you currently a member of the armed forces, including the reserves?
☒ Yes ☐ No *If Yes, complete Military Personnel Financial Services Disclosure Regarding Insurance Products NB5109*

13. Gross Annual Household Income
Salary $ 300,000 Other $ 100,000

14. Household Net Worth
$ 2.6 M

15. In the last 5 years, has the Proposed Insured or any business of which he/she is a partner/owner/executive been bankrupt, had any liens, judgements or other similar financial difficulties?
☐ Yes ☒ No - *If Yes, provide details* ______

NB5000US (01/2019) 1 of 11 VERSION (01/2019)

SECTION B: Policy Owner

- Complete if Policy Owner is someone other than the Proposed Insured
- List additional Policy Owners and details in *SECTION K: ADDITIONAL INFORMATION*

16. a. Policy Owner Type

[X] Individual [ ] Business [ ] Existing Trust [ ] Trust to be Established

If Trust Owner, complete the Trust Certification PS5101

If Partnership Owner, complete the Partnership Statement PS7800US

[ ] Other

b. Policy Owner Relationship

[X] Spouse [ ] Child [ ] Trust
[ ] Business Partner [ ] Employer
[ ] Other

c. Name or Entity/Trust Name — FIRST: JAMES MIDDLE: M. LAST: DOE

d. Date of Birth or Trust Date (if applicable)

[X] DOB MONTH DAY YEAR: O C T 3 0 2 0 0 9

[ ] Trust Date MONTH DAY YEAR

e. Social Security OR Tax ID

[X] SSN 0 2 3 4 5 6 7 8 9

[ ] Tax ID

f. Address — STREET ADDRESS: 1999 MARCH STREET CITY: ANYTOWN, STATE: ANYSTATE ZIP CODE: 12345

g. Telephone Number: 905 123-4567

h. Email Address *Your email is required so we may communicate with you about your policy online*: jamesdoe@hotmail.com

17. Multiple Policy Owners - Type of Ownership [X] Joint with right of survivorship [ ] Tenants in common

18. Is the Policy Owner a Non US Person or a Non Resident Alien?

[X] Yes [ ] No *If Yes, Complete IRS Form W-8BEN for individuals*

SECTION C: Beneficiary Information

- This section is to be completed by Policy Owner
- Beneficiary listed in question 19 is always assigned as Primary
- List additional beneficiaries in *SECTION K: ADDITIONAL INFORMATION*

19. a. Name or Entity/Trust Name — FIRST: JUDY MIDDLE: M. LAST: DOE

b. Percentage 100 %

c. Relationship to Proposed Insured

[ ] Spouse [X] Child [ ] Trust [ ] Business Partner
[ ] Employer [ ] Other

d. Date of Birth or Trust Date (if applicable)

[X] DOB MONTH DAY YEAR: O C T 3 0 2 0 0 9

[ ] Trust Date MONTH DAY YEAR

e. Social Security OR Tax ID

[X] SSN 0 2 3 4 5 6 7 8 9

[ ] Tax ID

f. Telephone Number 905 123-4567

g. Email Address judydoe@hotmail.com

h. Address — STREET ADDRESS: 1999 MARCH STREET CITY: ANYTOWN, STATE: ANYSTATE ZIP CODE: 12345

20. a. Name or Entity/Trust Name — FIRST MIDDLE LAST

b. Percentage %

c. [ ] Primary [ ] Secondary

d. Relationship to Proposed Insured

[ ] Spouse [ ] Child [ ] Trust [ ] Business Partner
[ ] Employer [ ] Other

e. Date of Birth or Trust Date (if applicable)

[ ] DOB MONTH DAY YEAR

[ ] Trust Date MONTH DAY YEAR

f. Social Security OR Tax ID

[ ] SSN

[ ] Tax ID

g. Telephone Number

h. Email Address

i. Address — STREET ADDRESS CITY STATE ZIP CODE

NB5000US (01/2019) 2 of 11 VERSION (01/2019)

SECTION D: Coverage Details • This section is to be completed by Policy Owner • Refer to your illustration for riders and benefits selected 21. Product Name (see Policy Illustration Summary Page) JH UNIVERSAL LIFE 22. Flexible Premium Products X Universal Life If applying for Indexed UL, complete Premium Allocation Instructions NB5176 Variable Universal Life Complete Fund Allocation NB5136 a. X Single Life Survivorship Complete Survivorship Supplement for Second Life NB5211 b. X Base Face Amount $ 250,000 Supplemental Face Amount $ (not available with all products) Level Increasing by % for Years Customized Increasing Schedule Complete Customized Schedule NB5064 c. Death Benefit Option X Option 1 (Death Benefit = Face Amount) Option 2 (Death Benefit = Face Amount + Policy Value) d. Life Insurance Qualification Test X Guideline Premium Test (GPT) Cash Value Accumulation (CVAT) e. Riders and Benefits (Refer to instruction page for riders and benefits available per product) Accelerated Death Benefit (for terminal illness) Complete Summary and Disclosure Statement for Accelerated Benefit NB1237 Long-Term Care Rider Complete Application Supplement (Long-Term Care Rider) NB5018 X Critical Illness Benefit Rider Complete Application Supplement: Individual Insurance Critical Illness Benefit Rider NB5230 Cash Value Enhancement Rider Estate Preservation Rider Overloan Protection Rider Healthy Engagement (Vitality) Rider Policy Split Option Rider Disability Payment of Specified Premium Rider Return of Premium Rider (Death Benefit Option 1 only) Monthly Specified Amount $ Percentage of premiums to be returned at death Disability Waiver of Monthly Deductions Rider (Whole numbers only. Maximum 100%) % Extended No-Lapse Guarantee Rider Preliminary Funding Account Not all fund investment options are available with this rider Other 23. Term Products (choose at least one product and duration) X Protection Term: X 10 Years 15 Years 20 Years 30 Years Other OR Vitality Term: 10 Years 15 Years 20 Years 30 Years Other This product automatically includes the Vitality Program, which provides premium savings and rewards for the everyday things you do to stay healthy. Your premiums may decrease, stay level, or increase based on insured’s participation in the program. The Vitality Program cannot be dropped at a later date, as it is a built-in feature of this product. a. Face Amount $ b. Riders and Benefits (if applicable) Total Disability Waiver Accelerated Death Benefit (for terminal illness) Complete Summary and Disclosure Statement for Accelerated Benefit NB1237 Unemployment Protection Rider Healthy Engagement (Vitality) Rider When you select this rider, the Vitality Program will be included with your Protection Term Life insurance policy. Your premiums may stay level or decrease (but never increase) based on insured’s participation in the program. The Healthy Engagement Rider can be dropped at any time. The rider is not available on the Vitality Term product. Other 24. If an additional or optional policy is being applied for by the Policy Owner in a separate application, state plan and face amount. Plan Name Face Amount $ NB5000US (01/2019) 3 of 11 VERSION (01/2019)

SECTION E: Purpose and Funding Information

- This section is to be completed by Policy Owner
- List additional information in *SECTION K: ADDITIONAL INFORMATION*
- All Premium Notices and Correspondence are sent to the Policy Owner at the address provided in Section B

25. a. Billing Method

☐ Pre-Authorized Payment Plan ❗ *Complete Request for Pre-Authorized Payment Plan NB5087*

☒ Direct Bill (not available for monthly billing)

b. Please select billing frequency

☒ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly (Pre-Authorized Payment Plan only)

26. Existing Life Insurance

a. Does the Policy Owner have any existing life insurance and/or annuities with this or any other company?

☒ Yes ❗ *If Yes, refer to the Instructions for Application for Individual Life Insurance regarding additional required Replacement forms*

☐ No

b. Will this insurance replace any existing life insurance policies and/or annuities, or are you, the Policy Owner, considering using funds from existing policies or annuities to pay premiums on the new policy?

☒ Yes ❗ *If Yes, refer to the Instructions for Application for Individual Life Insurance regarding additional required Replacement forms*

☐ No

27. Purpose of Insurance

☒ Income Replacement ☐ Estate Planning

☐ Business Insurance ❗ *Complete Financial Supplement for Business Insurance NB5124*

☐ Other - give details

28. Lapse Notification Handling

Secondary Addressee: In addition to the Policy Owner, The Company will mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information for the Secondary Addressee:

a. Name — FIRST: JUDY — MIDDLE: M. — LAST: DOE

b. Date of Birth — MONTH: OCT — DAY: 30 — YEAR: 2009

c. Address — STREET ADDRESS: 1999 MARCH STREET — CITY: ANYTOWN, — STATE: ANYSTATE — ZIP CODE: 12345

29. a. Other than the Policy Owner, Proposed Insured(s) and beneficiaries specified herein, does or will any person or entity have any right, title or interest in any policy issued as a result of this application?

☐ Yes ☒ No - If Yes, give details

b. Have you been offered money or other consideration by any person or entity in connection with this application?

☐ Yes ☒ No - If Yes, give details

30. Premium (Payment) Source

☒ Income

☐ Liquidated Assets - give details

☐ Proceeds from Sold or Viaticated policy - give details

☐ Loan ❗ *If you checked Loan, complete Question 31 a, b, and c on next page*

☐ Other - give details

SECTION E: Purpose And Funding Information *continues on next page*

NB5000US (01/2019) 4 of 11 VERSION (01/2019)

SECTION E: Purpose And Funding Information (continued) Only complete question 31, a, b and c if ‘Loan’ was selected in question 30 31. a. Name all lenders involved b. What amount and type of collateral is required to secure the loan and/or loans? Amount $ Type of collateral c. In addition to repayment of principal and interest, are there other fees, charges or other consideration to be paid? Yes No - If Yes, give details SECTION F: Existing, Replacement, And Pending Insurance Information • This section is to be completed by Proposed Insured • List additional policies in SECTION K: ADDITIONAL INFORMATION 32. a. Is the Proposed Insured under this application also an insured on any other existing life insurance policy, including any policy that has been sold, assigned, transferred or settled? Yes X No If you checked Yes, complete Question 32b b. If Yes, provide details for each existing Life Insurance policy on the Proposed Insured with all companies SOLD, ASSIGNED FACE AMOUNT TO BE 1035 TRANSFERRED INCLUDING INSURANCE PURPOSE SURVIVORSHIP REPLACED EXCHANGE OR SETTLED RIDERS INSURANCE COMPANY YEAR PERSONAL BUSINESS ISSUED YES NO YES NO YES NO YES YEAR $ $ 33. a. If life insurance coverage is being applied for on the Proposed Insured with any other company, provide the face amount of all applications and name of the life insurance company. Do not include informal inquiries. If “None” check this box X INSURANCE COMPANY FACE AMOUNT INCLUDING RIDERS $ $ b. What is the total amount of new Life Insurance coverage that you plan to accept with all companies including this application? $ NB5000US (01/2019) 5 of 11 VERSION (01/2019)

SECTION G: Personal Information

• This section is to be completed by Proposed Insured as it pertains to his or her own personal history

34. The information you provide in this application is critical to our consideration of your request for insurance coverage. You are strongly urged to answer all questions completely and accurately so that we may provide you with the best coverage we can. We will seek information from other sources to assist us with evaluating your application, potentially including your health care provider. If your answers are incorrect, incomplete or untrue, it will delay your application, and The Company may have the right to deny benefits or terminate coverage. Please know that your personal information, including health information, is protected by The Company and only used by The Company to do business with you, and as permitted or required by law.

X ____ Initial here to acknowledge that you have carefully reviewed and fully understand the above statement.

35. a. Primary Physician Name FIRST LAST
ARTHUR H. SMITH

☐ Check if Proposed Insured does not have a physician

b. Address STREET ADDRESS / CITY / STATE / ZIP CODE
123 MAIN STREET ANYTOWN, ANYSTATE 12347

c. Telephone Number
905 123-4567

d. Date of last visit MONTH DAY YEAR
J A N 1 5 2 0 1 4

e. Reason for last visit, outcome and treatment prescribed
ANNUAL CHECK-UP - NONE

36. a. Name of Medical Group/Health Care Provider (if applicable)

b. Name of Health Insurance Provider (if applicable)

37. Provide name, address, and phone number of any other specialists or member of the medical profession consulted in the past 24 months.

• *If you need more space, continue listing in SECTION K: ADDITIONAL INFORMATION.*

38. Describe your complete tobacco/nicotine products usage history, including but not limited to: cigarettes, e-cigarettes, cigars, pipe, chewing tobacco, snuff, hookah, nicotine patch, nicotine gum.
NOTE: Tobacco use does not automatically nor necessarily result in denial of coverage.

• *If products used exceed the allotted space below, list the remainder in SECTION K: ADDITIONAL INFORMATION*

TYPE OF PRODUCT	QUANTITY AND UNIT (Ex. Packs, cigarettes, patches, etc.)	FREQUENCY	DATE LAST USED (MONTH/YEAR)
	# ____ Unit Type ____	☐ Day ☐ Month ☐ Year	
	# ____ Unit Type ____	☐ Day ☐ Month ☐ Year	

☒ I have never used nicotine/tobacco products

SECTION G: Personal Information *continues on next page*

NB5000US (01/2019) 6 of 11 VERSION (01/2019)

SECTION G: Personal Information (continued)

39. Describe your marijuana use in the past 5 years.

NOTE: Marijuana use does not automatically nor necessarily result in denial of coverage

PURPOSE

☐ Recreational/Social

☐ Medicinal – Provide Prescription Card ID ____________

Date Last Used

MONTH | YEAR

FREQUENCY

_____ times per ☐ Day ☐ Month ☐ Year

DELIVERY METHOD

☐ Ingested ☐ Vaporized ☐ Inhaled

☒ I have not used marijuana in the past 5 years

SECTION H: Lifestyle Information

• This section is to be completed by Proposed Insured as it pertains to his or her own lifestyle history

40. Describe your exercise routine, such as walking, running, treadmill, swimming, aerobics, strength training, cycling, sports or yoga.

• *If exercises exceed the allotted space below, list the remainder in SECTION K: ADDITIONAL INFORMATION*

TYPE OF EXERCISE	FREQUENCY	TIME SPENT PER SESSION
	☐ Daily ☐ 1-3 x/week ☐ 4-6 x/week	_____ hours _____ minutes
	☐ Daily ☐ 1-3 x/week ☐ 4-6 x/week	_____ hours _____ minutes

☒ I do not participate in an exercise routine

41. Have you ever had an application for life insurance declined, postponed, rated substandard, modified, requiring extra premium, or offered less than applied for by any company?

☐ Yes ☒ No

If Yes, give details of decision type, reason and date ____________

42. In the past 12 months, have you missed more than 10 consecutive days of work, school, or your daily/regular activities because of illness, injury, or medical treatment?

☐ Yes ☒ No

If Yes, provide details ____________

SECTION H: Lifestyle Information *continues on next page*

NB5000US (01/2019) 7 of 11 VERSION (01/2019)

SECTION H: Lifestyle Information (continued) 43. Do you expect to travel outside the U.S. or Canada, or change your country of residence in the next 2 years? Yes X No If Yes, give details of location (city/country), purpose, frequency and duration 44. Have you ever flown or intend to fly in the next 2 years as a student pilot, licensed pilot, or crew member in any aircraft, including ultralight planes? Yes X No If Yes, complete Aviation Questionnaire NB5009 45. Please indicate any of the following activities you participate in or have participated in, within the last 2 years: Motorcycle racing Scuba diving Power boat racing Skydiving/Parachuting Mountain climbing Ballooning Hang-gliding Backcountry skiing/snowmobiling Bungee/base jumping Heli skiing X Motor vehicle racing I do not participate in any of these activities If any activities selected, complete Avocation Questionnaire NB5010 46. Please indicate which of the following apply to your driving history: Cited for 1 or more moving violations in the past 2 years Cited for driving while intoxicated or otherwise impaired License is currently revoked or suspended X None of these apply to me 47. Have you ever been convicted of, imprisoned for, or are you currently awaiting trial for any infraction, misdemeanor or felony? Yes X No If Yes, give details of type, date, city/state of felony and/or crime and if currently on probation or parole SECTION I: Juvenile Insurance • Complete only if Proposed Insured is under age 18 48. a. Are all siblings equally insured? Yes No If No, give details b. Amount of life insurance currently in force or pending for: Mother $ If none, provide reason: Father $ If none, provide reason: Guardian $ If none, provide reason: NB5000US (01/2019) 8 of 11 VERSION (01/2019)

SECTION J: Temporary Life Insurance Agreement Application

- You may be eligible for Temporary Life Insurance Coverage. Please speak with your Agent/Representative for details on the amount and benefit period. This section is to be completed only if you are applying for Temporary Life Insurance.

Instructions for Agent/Representative

- Money may only be collected with this application and the Temporary Life Insurance Receipt and Agreement NB5004 may only be issued if:
  1. questions 49, 50 and 51 are answered "No"
  2. the Proposed Insured is age 20 to 70
  3. the amount applied for under this application is not greater than $10,000,000 (single life) or $15,000,000 (survivorship)

  Note: Temporary Life Insurance questions must be answered by both insureds if Survivorship coverage is being applied for. See *Survivorship Supplement for Second Life NB5211.*

49. Within the last 24 months, has the Proposed Insured under this application:	PROPOSED INSURED
a. consulted a member of the medical profession for, been diagnosed with or been treated for any heart problem, stroke or cancer?	☐ Yes ☒ No
b. received a recommendation (excluding HIV) from a member of the medical profession for any consultation, testing, investigation or surgery that has not yet been completed?	☐ Yes ☒ No
c. been declined for life insurance?	☐ Yes ☒ No
50. Other than planned routine check-ups, are there pending medical tests or follow-up for medical concerns or symptoms (excluding HIV) for which a medical professional should be consulted?	☐ Yes ☒ No
51. Does the Proposed Insured reside outside the United States more than 6 months per year?	☐ Yes ☒ No

SECTION K: Additional Information

- This is an additional section if more space is required for any of the previous sections, e.g. listing additional beneficiaries from SECTION C, listing additional policies from SECTION F, listing additional tobacco products from SECTION G, etc.

SECTION	QUESTION NUMBER	DETAILS

SECTION L: Special Instructions

NB5000US (01/2019) 9 of 11 VERSION (01/2019)

Read the following carefully and sign next page DECLARATIONS The Proposed Insured (or Parent or Guardian) and Policy Owner declare that the statements and answers in this application and any form that is made part of this application are complete and true to the best of their knowledge and belief. All such statements and answers are representations, not warranties. In addition, I/we understand and agree that: 1. Policy Application: The statements and answers in this application, which include any supplemental form relating to health, aviation practices or lifestyle of the Proposed Insured, will become part of the insurance policy issued as a result of this application. No information about me will be considered to have been given to The Company unless it is stated in the application or any form that is made part hereof. 2. Policy Effective Date: a) Any life insurance policy issued as a result of this application will be effective on the later of the date the first premium has been paid in full and the date the policy has been delivered to the Policy Owner, provided that the Proposed Insured is still living and nothing has occurred that would require a change in any statement or answer in any part of the application, including any supplemental forms, in order to make the statement or answer true and complete as of the date this policy becomes effective. If there has been such an occurrence: (i) if there is no Temporary Life Insurance Agreement (TIA) coverage, the policy will not be put into effect, and (ii) if there is TIA coverage and the TIA has not ended, the policy will be put into effect but only to the limit of the TIA coverage amount. b) If premiums are paid prior to delivery of the policy and the terms and conditions of the TIA are satisfied, insurance prior to the effective date shall be provided under the TIA and according to its terms. c) Only an officer of The Company may make, modify, or discharge any insurance contract on its behalf. No agent has the authority to: (i) accept risks; (ii) determine insurability; (iii) make or modify any contractual provision; or (iv) waive any of The Company’s rights or requirements. 3. Employer Owned Policies: The Proposed Insured confirms that they have received, prior to issue, written notice that indicates: (i) the employer’s intent to insure the Proposed Insured, (ii) the maximum amount of the insurance to be issued on the life of the Proposed Insured and (iii) that the employer will be the beneficiary of the new policy. The Proposed Insured also confirms that they have provided written consent to being insured and that such coverage may continue after employment terminates. 4. Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 5. Variable Policies: I/We acknowledge that the policy values that are based on the separate account assets are not guaranteed and will decrease or increase with investment experience. I/We acknowledge receipt of the current prospectuses and supplements that describe the variable life insurance policy applied for and the sub-accounts of the separate account that are available under this policy. I/We have reviewed the prospectuses and supplements and believe that the variable life policy is consistent with my/our insurance needs, investment objectives and investment risk tolerance. 6. Flexible Premium Policies: I/We understand that I/we may need to pay additional premiums in addition to the Planned Premium if the current policy charges or actual interest rate credited/investment performance are different from the assumptions used in the illustration (assuming the requirements of any applicable guaranteed death benefit feature have not been satisfied). 7. Temporary Insurance Coverage: If coverage under a TIA is applied for, I have received, read and understand the terms and conditions of the Temporary Life Insurance Receipt and Agreement NB5004. 8. Healthy Engagement Benefit: If a policy is issued with the Healthy Engagement rider or benefit (the Benefit), the Proposed Insured will receive a membership in a healthy engagement program offered by a third party program provider. By applying for the Benefit, the Proposed Insured authorizes The Company to share his/her personal information, including certain health information, with the provider in connection with the registration for the program and administration of the Benefit. The Proposed Insured understands and agrees that (i) his/her program membership will be subject to the provider’s privacy policy and terms and conditions of membership, which the Proposed Insured should read prior to joining the program, and (ii) he/she will be asked to authorize the provider to share his/her health, lifestyle, medical or other personal information with The Company. The Proposed Insured will not be eligible to participate in the program if the terms and conditions of membership are not accepted. Upon termination of the policy or rider, as applicable, the program membership will terminate and access to further benefits and incentives, if any, will cease as provided in the terms and conditions. The Company is not responsible or liable for any damage, loss or injury arising out of the Proposed Insured’s participation in any third party healthy engagement programs or receipt of any products or services provided through such programs. NB5000US (01/2019) 10 of 11 VERSION (01/2019)

Read carefully and sign below

I, THE PROPOSED INSURED, AUTHORIZE:

1. The Company to obtain consumer reports including but not limited to motor vehicle records and investigative consumer reports on me.

2. Any medical professional, medical care provider, hospital, clinic, laboratory, pharmacy or pharmacy benefit manager, electronic health record provider, insurance company, the MIB, Inc. ("MIB") or any other similar person or organization to disclose health information about me or any minor child who is to be insured. Health information includes: (i) my entire medical record and medical history, prescription history, and other health information; (ii) confidential information related to Human Immunodeficiency Virus (HIV), other communicable diseases and mental illness (excluding psychotherapy notes) and (iii) genetic information and genetic test results, to the extent permitted by law.

3. Any financial professional, CPA, attorney, personal banker or any other similar person or organization to disclose financial/net worth information about me.

Such disclosure of my information may be made to The Company, its affiliated companies, agents, service providers, reinsurers, MIB or any person or entity entitled to receive such information by law or as I may further consent.

Information collected under this authorization will be used to evaluate my application for insurance, identify any misrepresentation in the information provided by me in this application, administer coverage, evaluate a claim for benefits, for reinsurance or other insurance purposes, or to conduct other legally permissible activities. I authorize The Company, or its reinsurers, to make a brief report of my health information to MIB.

This authorization is valid for 24 months from the date shown below or for the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery, whichever period is shorter. A photocopy of this authorization will be as valid as the original. I am entitled, or my authorized representative is entitled, to a copy of this authorization.

I understand that I can revoke this permission to collect information at any time by providing written notification to John Hancock Life Insurance Company (U.S.A.) at the Service Office address (page 1) Attention: Chief Underwriter, but any revocation will not affect such information that has already been collected and relied on by The Company.

I acknowledge receipt of the Notice of Disclosure of Information relating to the underwriting process, investigative consumer reports and the MIB.

SIGNATURES – *If Proposed Insured is under age 15, Parent or Guardian must sign on the Proposed Insured Signature Line and include relationship*

X ____________________

SIGNATURE OF POLICY OWNER (PROVIDE TITLE OR CORPORATE SEAL, IF SIGNING OFFICER)

POLICY OWNER - SIGNED AT CITY STATE THIS DAY OF YEAR

X ____________________

SIGNATURE OF PROPOSED INSURED IF OTHER THAN POLICY OWNER (PARENT OR GUARDIAN IF UNDER AGE 15)

AGENT SIGNATURE

I certify that all the information supplied by the Proposed Insured and Owner(s) has truly and accurately been recorded on the application.

X ____________________

SIGNATURE OF AGENT/REPRESENTATIVE DATE

NB5000US (01/2019) 11 of 11 VERSION (01/2019)

John Hancock

Service Office:
Life New Business
John Hancock
410 University Ave, Suite 55765
Westwood, MA 02090

Variable Life – Fund Allocation

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
(hereinafter referred to as The Company)

This form is part of the Application for Individual Life Insurance.
Print and use black ink. Any changes must be initialed by the Proposed Insured(s) and/or Owner(s).

SECTION A: Proposed Insured(s)

LIFE ONE
1. Name FIRST MIDDLE LAST

LIFE TWO
2. Name FIRST MIDDLE LAST

SECTION B: Owner(s) – Complete information only if Owner(s) is other than Proposed Insured.

3. Name of Owner(s) ______

SECTION C: Investment Allocation of Net Premiums

Must complete for all products. Allocation must be in whole numbers. Total must be 100%.

4. Investment Options for All Products

Aggressive Growth Portfolios
- ____% Emerging Markets Value
- ____% Real Estate Securities
- ____% International Small Company
- ____% Small Cap Opportunities
- ____% International Equity Index
- ____% Small Cap Index
- ____% Science & Technology
- ____% Financial Industries
- ____% Disciplined Value International
- ____% American Global Growth
- ____% Mid Cap Stock
- ____% American International
- ____% Small Cap Stock
- ____% Fundamental All Cap Core
- ____% Health Sciences

Other Portfolio
- ____% ______
- ____% **FIXED ACCOUNT**

Transfers out of the **FIXED ACCOUNT** may be subject to limitations. Refer to the policy prospectus for further details.

[1] Not available with Protection VUL. To establish recurring transfers, complete *VUL Products with Indexed Accounts Investment Option Changes Request.*

Growth Portfolios
- ____% Small Company Value
- ____% Small Cap Value
- ____% Mid Cap Index
- ____% American Growth
- ____% Mid Value
- ____% Global
- ____% Blue Chip Growth
- ____% Fundamental Large Cap Value
- ____% Total Stock Market Index
- ____% Capital Appreciation

M Funds
- ____% M International Equity
- ____% M Large Cap Growth
- ____% M Capital Appreciation
- ____% M Large Cap Value

Conservative Portfolio
- ____% Money Market

Managed Volatility Portfolios
- ____% Managed Volatility Aggressive
- ____% Managed Volatility Growth
- ____% Managed Volatility Balanced
- ____% Managed Volatility Moderate
- ____% Managed Volatility Conservative

Growth & Income Portfolios
- ____% Equity Income
- ____% 500 Index
- ____% American Growth-Income
- ____% American Asset Allocation
- ____% Capital Appreciation Value
- ____% PIMCO VIT All Asset

Indexed Accounts [1]
- ____% Base Capped Indexed Account
- ____% Base High Par Capped Indexed Account

Income Portfolios
- ____% High Yield
- ____% Opportunistic Fixed Income
- ____% Strategic Income Opportunities
- ____% Active Bond
- ____% Investment Quality Bond
- ____% Core Bond
- ____% Total Bond Market
- ____% Select Bond
- ____% Short Term Government Income
- ____% Ultra Short Term Bond

Lifestyle Portfolios
- ____% Lifestyle Growth
- ____% Lifestyle Balanced
- ____% Lifestyle Moderate
- ____% Lifestyle Conservative

ICC20 NB6016 (05/2020) (M) 1 of 3 (US) VERSION (09/2020)

SECTION D: Segment Proceeds Allocation (Optional)

5. Upon segment maturity, allocate Segment Proceeds to the following accounts. Select the FROM account and TO account on the chart provided. In the absence of any Segment Proceeds allocation instructions, your policy's Segment Proceeds will automatically be reallocated 100% to new segments of the same Indexed Account. If additional space is needed for these instructions, please submit a separate page along with this form.

FROM: Base Capped Indexed Account	**FROM:** Base High Par Capped Indexed Account	**PERCENTAGE TO:**
%	%	Base Capped Indexed Account
%	%	Base High Par Capped Indexed Account
%	%	Fixed Account
%	%	
%	%	
%	%	
%	%	
%	%	
%	%	
%	%	
%	%	
%	%	
%	**%**	**TOTAL (Must equal 100% for each column)**

SECTION E: Allocation of Monthly Charges

6 **This option is not available for policies that have Policy Value in any Indexed Account.** If any Policy Value is allocated to an Indexed Account, this option is discontinued and charges will be deducted pro-rata. If all Policy Value is later removed from the Indexed Accounts, you must request a new allocation of monthly charges.

Investment Account Name: ____________________ ______ %
____________________ ______ %
____________________ ______ %
____________________ ______ %
____________________ ______ %

☐ Check box and attach sheet with additional information, if necessary.

SECTION F: Telephone and/or Internet Transfer/Allocation Change Authorization (Optional)

7. I understand and agree that:

a) By checking one of the boxes below, I am authorizing The Company to accept telephone and Internet transfers and allocation changes. Telephone and Internet transfers and allocation changes will also be subject to the terms and conditions of the policy, and the administrative requirements of The Company.

b) The Company will honor telephone and Internet instructions from anyone who provides correct identifying information. The Company, its agents or representatives of employees who act on its behalf will not be subject to any claim, liability, loss, expense or cost if acted on in good faith upon telephone or Internet instructions it reasonably believes to be genuine in reliance on this signed authorization.

c) The Company, at its option alone and without prior or subsequent notice to the Owner(s), or any other person or representative of the Owner(s), may record all or part of any telephone conversation containing telephone transfer and/or allocation change instructions.

d) All terms of this Authorization are binding upon the agents, heirs and assignees of the Owner(s).

e) This Telephone and Internet Transfer/Allocation Change Authorization will be effective until such time as (a) written revocation is received by The Company's Service Office, or (b) The Company discontinues this privilege, whichever occurs first.

Please check (X) only one box.

☐ I authorize The Company to accept telephone and Internet instructions from me or any co-owner.

☐ I authorize The Company to accept telephone and Internet instructions from me, any co-owner or our Registered Representative.

ICC20 NB6016 (05/2020) (M) 2 of 3 (US) VERSION (09/2020)

SECTION G: Asset Account Balancer (Optional)

8. **The Asset Allocation Balancer Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account or any Indexed Account.** This service will automatically move amounts among your specified Investment Accounts as frequently as you indicate below in number 9 to maintain your chosen percentages in each account. To elect this service, check box A or B and provide details as required.

We reserve the right to cease to offer this program as of 90 days after written notice is sent to you.

If you have elected an Investment Allocation of Net Premiums which includes the Fixed Account or any Indexed Account, complete option B below. Indicate the Rebalancing instructions, excluding those for the Fixed Account or any Indexed Account, totaling 100%, using whole numbers.

A ☐ Rebalance based on the percentages selected in the Investment Allocation of Net Premiums section of this form without regards to any amounts allocated to the Fixed Account or any Indexed Account.

B ☐ Rebalance based on the listed percentages below:

INVESTMENT ACCOUNT	PERCENTAGE	INVESTMENT ACCOUNT	PERCENTAGE	INVESTMENT ACCOUNT	PERCENTAGE
	%		%		%
	%		%		%
	%		%		%

9. Frequency of Rebalancing

☐ Annually ☐ Semi-annually ☐ Quarterly ☐ Monthly

SECTION H: Owner(s) Acknowledgement

10. I understand that under the applied for policy:

a) the amount of the insurance benefits, the duration of the insurance coverage, or both, may be variable or fixed;

b) the amount of the insurance benefits, the duration of the insurance coverage, and the policy/account value, may increase or decrease, even to the extent of being reduced to zero, depending on the experience of the chosen investment options and are not guaranteed as to dollar amount. Illustrations of benefits, including death benefits, policy/account and cash surrender values are available on request; and

c) if the net cash surrender value is insufficient to pay the charges when due and there is not a no-lapse guarantee in effect, your policy can terminate or lapse due to insufficient premiums or poor investment option performance.

SECTION I: Owner(s) Signatures

SIGNED AT CITY STATE THIS DAY OF YEAR

X ______________________________
SIGNATURE OF OWNER
(PROVIDE TITLE OR CORPORATE SEAL, IF SIGNING OFFICER)

X ______________________________
PRINT NAME OF OWNER

X ______________________________
SIGNATURE OF OWNER
(PROVIDE TITLE OR CORPORATE SEAL, IF SIGNING OFFICER)

X ______________________________
PRINT NAME OF OWNER

SECTION J: Registered Representative Signature

I certify that the current prospectuses and supplements that describe the variable life insurance policy applied for and the sub-accounts of the separate account that are available under this policy have been given to the Proposed Insured(s) or the Owner if other than the Proposed Insured(s).

X ______________________________
SIGNATURE OF REGISTERED REPRESENTATIVE

SIGNED THIS DAY OF YEAR

ICC20 NB6016 (05/2020) (M) 3 of 3 (US) VERSION (09/2020)